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                                                                    Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the use in this registration statement on Amendment 2 to Form S-1 (File No. 333-95331) of our report dated February 25, 2000, except for Note 1, as to which the date is March 1, 2000, relating to the financial statements of PEC Solutions, Inc. as of December 31, 1998 and 1999, and for each of the three years in the period ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such registration statement.

                                           /s/ PricewaterhouseCoopers LLP

McLean, VA
March 28, 2000